                                                                   EXHIBIT 10.27

                                        Deal No. VH0606.1

[ENRON LOGO]                                      ENRON NORTH AMERICA
                                                  CORP.
                                                  P.O. Box 4428
                                                  Houston TX 77210-4428
                                                  (713) 853-3300
                                                  Fax (713) 646-4816

THIS THIRD REVISED CONFIRMATION SUPERSEDES AND REPLACES ALL PRIOR CONFIRMATIONS
 RELATING TO THE SUBJECT MATTER HEREOF, INCLUDING THE CONFIRMATION DATED AS OF
        JULY 11, 2001 MADE AND ENTERED INTO BETWEEN THE PARTIES HERETO.

                          REVISION OF PAYMENT DATE(S)

                                  CONFIRMATION
                                     (SWAP)

Date:               July 31, 2001
To:                 National Energy Group, Inc. ("Counterparty")
Attention:          Document Department
Fax No.:            214 692 5055
From:               Enron North America Corp. ("ENA")
Re:                 Commodity Swap VH0606.1

     The purpose of this letter agreement (together with the General Terms and Conditions of Confirmation as set forth in Annex A and any other attachments hereto, collectively the "Confirmation") is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the "Transaction") whereby we accepted your offer to enter into the Transaction. The terms of the particular Transaction to which this Confirmation relates are as follows:

GENERAL TERMS:

     Notional Quantity per
     Determination Period:         190 Barrels multiplied by the number of days
                                   in the relevant Determination Period

     Commodity:                    Crude Oil

     Commodity Unit:               Barrels (BBL) (42 U.S. Gallons)

     Trade Date:                   June 13, 2001

     Effective Date:               June 01, 2001

     Termination Date:             December 31, 2001

     Determination Period(s):      Each calendar month beginning with June 01,
                                   2001 and ending on December 31, 2001.

     Payment Date(s):              The last Business Day of the month following
                                   the month during which the Floating Price is determinable (i.e. for the Determination
                                   Period of June, 2001, the Payment Date shall be August 31, 2001

FIXED AMOUNT DETAILS:

                                                    Deal No. VH0606.1

     Fixed Price Payor:                 ENA

     Fixed Price:                       US Dollars $17.37000 per Barrel

FLOATING AMOUNT DETAILS:

     Floating Price Payor:              Counterparty

     Floating Price:                    The arithmetic average of the daily
                                        settlement prices for the prompt month
                                        of the NYMEX Light Sweet Crude Oil
                                        Futures Contract for each NYMEX Trading
                                        Day during the applicable Determination
                                        Period

CONTRACTUAL CURRENCY:                   US Dollars

GOVERNING LAW:                          Texas

GENERAL TERMS AND CONDITIONS
OF CONFIRMATIONS:                       The general terms and conditions
                                        contained in Annex A attached hereto and made a part hereof apply and are incorporated herein by reference

CREDIT OR OTHER SPECIAL PROVISIONS:     Not Applicable

     For the purposes of the calculations of the Floating Price(s), all numbers shall be rounded as follows: Floating Price(s) relating to commodities quoted in
(i) gallons shall be rounded to five places, (ii) MMBtu's shall be rounded to four places, (iii) barrels shall be rounded to three places and (iv) gigajoules shall be rounded to four places. If the number after the final number is five
(5) or greater then the final number shall be increased by one (1), and if the number after the final number is less than five (5) then the final number shall remain unchanged.

     This Confirmation is a complete and binding agreement between you and us as to the Transaction. Until a Master Agreement is executed by you and us, all currently existing swap, option or other financially-settled derivative transactions between the parties shall be governed by the terms and conditions set forth in any Annex attached hereto. All such swap, option or other financially-settled derivative transactions, shall constitute a single integrated agreement between you and us, it being acknowledged that the parties are relying upon the fact that all such swap, option or other financially-settled derivative transactions will form a single agreement and that the parties would not otherwise enter into any transactions. The terms and conditions contained in any Annex attached hereto are incorporated into this Confirmation, and in the event of any inconsistency between any Annex and this letter agreement, this letter agreement shall govern. Upon execution by you and us of a Master Agreement, this Confirmation will supplement, form a part of, and be subject to the Master Agreement. In the event of any inconsistency between this Confirmation and the Master Agreement, the Master Agreement shall govern except as expressly set forth herein.

     If this Confirmation correctly sets forth the terms of the Transaction that we have entered into, please promptly confirm in a reply to us by signing below and sending this Confirmation (or a copy hereof) to us (or notifying us of any bona fide error that would require revision in order to accurately reflect our agreement on the Transaction) by facsimile transmission within two Business Days after your receipt of this Confirmation. If you fail to so reply within such time period, the terms hereof will constitute binding and conclusive evidence of the Transaction. We look forward to receiving your prompt reply.



Sincerely,

Enron North America Corp.               National Energy Group, Inc.

                                                   Deal No. VH0606.1

By:    /s/ DIANE ANDERSON            By:    /s/ LORI K. MAUK
                                            -----------------------------------
Name:  Diane Anderson                Name:  Lori K. Mauk
                                            -----------------------------------
Title: Agent and Attorney-in-Fact    Title: Vice President of Product Marketing
                                            -----------------------------------
Date:  July 31, 2001                 Date:  July 31, 2001
                                            -----------------------------------

COUNTERPARTY: AFTER YOU HAVE CONFIRMED TRANSACTION, PLEASE RETURN TO ENA,
ATTENTION: DIRECTOR OF DOCUMENTATION AT FAX NO (713) 646-4816

ADDRESS FOR NOTICES TO ENA:                PAYMENT ACCOUNT INFORMATION FOR ENA:

1400 Smith St                              See invoice for wire instructions
Houston, TX 77002-7327
Attention: Director, Documentation Dept
Fax: (713) 646-4816
Phone: (713) 853-3300

With a copy of any notice given pursuant to Section 3 or 4 of Annex A or Annex B, if any, to:

1400 Smith Street
Houston, Texas 77002
Attn.: Assistant General Counsel, Trading Group
Fax: (713) 646-4818

ADDRESS FOR NOTICES TO COUNTERPARTY:       PAYMENT ACCOUNT INFORMATION FOR
                                           COUNTERPARTY:

Address:   1400 One Energy Square          Bank One, Texas N.A., Dallas, Texas
         --------------------------        -----------------------------------
           4925 Greenville Avenue          ABA 111000614
-----------------------------------        -----------------------------------
           Dallas  TX 75206                For the Account of National
-----------------------------------           Energy Group, Inc.
Attention: Lori K. Mauk                    -----------------------------------
           ------------------------        Account No. 1586274423

Fax:       (214) 692-8562                  -----------------------------------
     ------------------------------

Phone:     (214) 692-9211                  Tax I.D.# 58-1922764
       ----------------------------        -----------------------------------

COUNTERPARTY: PLEASE PROVIDE ABOVE REQUESTED INFORMATION IF NOT PROVIDED PREVIOUSLY OR IF CHANGES HAVE OCCURRED

                                                           ENA/U.S. COUNTERPARTY
                                                            REVISION OF 03/02/00

                                    ANNEX A

                          GENERAL TERMS AND CONDITIONS

This Annex A supplements, forms part of, and is incorporated into the Confirmation to which this Annex A is attached. Until a Master Agreement is executed by the parties, this Annex A will set forth the general terms and conditions governing all Transactions between the parties except as otherwise specified in a Confirmation to a Transaction.

1. REPRESENTATIONS. Each of ENA and Counterparty represents and warrants to the other that (a) Authority/Taxation (i) the execution, delivery and performance of this Confirmation have been duly authorized by all necessary corporate or other organization action on its part, (ii) this Confirmation is its legally valid and binding obligation, enforceable against it in accordance with its terms, (iii) it is a United States person (as such term is defined in Section 7701 of the Internal Revenue Code), and (iv) during the term hereof, it will not be doing business in any jurisdiction that imposes any withholding tax or similar levy on any payment made or received by it under this Confirmation; and
(b) Eligible Swap Participant (i) it constitutes an "eligible swap participant" as such term is defined in 17 C.F.R. Section 35.1(b)(2), and (ii) this Confirmation constitutes a "swap agreement" within the meaning of 17 C.F.R.
Section 35.1(b)(1); and (c) Line of Business (i) it is entering into this Confirmation in conjunction with its line of business (including financial intermediation services) or the financing of its business; and (ii) solely with respect to Options, it is a producer, processor, commercial user of, or merchant handling, the commodity subject to this Confirmation or the products or byproducts thereof, and it has entered into this Confirmation solely for purposes related to its business as such; and (d) No Reliance (i) the other party to this Confirmation (1) is not acting as a fiduciary or financial, investment or commodity trading advisor for it, and (2) has not given to it (directly or indirectly through any other person) any assurance, guaranty or representation whatsoever as to the merits (either legal, regulatory, tax, financial, accounting or otherwise) of this Confirmation or the expected performance or result of this Confirmation; and (ii) in connection with the negotiation and execution of this Confirmation, (1) it is acting as a principal (and not as an agent or in any other capacity, fiduciary or otherwise), (2) it is not relying upon any advice, counsel or representations (whether written or oral) of the other party other than the representations expressly set forth in this Confirmation, (3) it has made and will make its own decisions regarding the entering into of this Confirmation based upon its own judgment and upon the advice from such professional advisors as it deemed, or will deem, necessary to consult, (4) all of its decisions regarding this Confirmation have been the result of arm's length negotiations between the parties, and (5) it has a full understanding of all the terms, conditions and risks (economic and otherwise) of this Confirmation, and it is capable of assuming and willing to assume (financially and otherwise) those risks; and (e) Absence of Litigation there is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Confirmation or any Credit Support Document to which it or its Affiliates is a party or its or its Affiliates ability to perform their respective obligations under this Confirmation or such Credit Support Document.

2. PAYMENTS. For each Determination Period, on the applicable Payment Date with respect to (a) a SWAP, (i) if the Floating Amount is greater than the Fixed Amount for the relevant Determination Period, the Floating Price Payor shall pay the Fixed Price Payor the amount by which the Floating Amount exceeds the Fixed Amount, and (ii) if the Floating Amount is less than the Fixed Amount, the Fixed Price Payor shall pay the Floating Price Payor the amount by which the Fixed Amount exceeds the Floating Amount; (b) an OPTION (other than a Swaption) that has been properly exercised by the Buyer, the Seller shall pay the Buyer the Cash Settlement Amount (if any) for the relevant Determination Period (Buyer may exercise the rights granted pursuant to the Option only by giving a Notice of Exercise on a Business Day during the Exercise Period (unless Automatic Exercise is specified to apply in the Confirmation); otherwise the Option shall expire); (c) a COLLAR, (i) if the Floating Amount is greater than the Cap Amount, the Floating Price Payor will pay to the Fixed Price Payor the amount by which the Floating Amount exceeds the Cap Amount, and
(ii) if the Floating Amount is less than the Floor Amount, the Fixed Price Payor shall pay to the Floating Price Payor the amount by which the Floating Amount is less than the Floor Amount; (d) a SWAPTION that has been properly exercised by the Buyer, all payments payable under the Underlying Transaction shall be made by the relevant party in the manner specified for a Swap in this Section (Buyer shall exercise Swaption in accordance with the Option procedures); and (e) the TOTAL PREMIUM (if any) for an Option, Collar or Swaption, the Total Premium is due and payable by the Buyer or Premium Payor (as the case may be) to the other party on the Premium Payment Date(s).

For the purposes of the calculations of the Floating Price(s), all numbers shall be rounded as follows: Floating Price(s) relating to commodities quoted in (i) gallons, shall be rounded to five places, (ii) Mmbtu's shall be rounded to four places, and (iii) barrels and megawatt hours shall be rounded to three places.

Each payment will be made in the Contractual Currency (specified in the Confirmation or if not specified, in U.S. Dollars) via wire transfer in immediately available funds on the relevant Payment Date (or if not a Business Day, on the next Business Day). If amounts are not paid when due, they shall bear interest daily until paid in full at the Interest Rate on the basis of the actual number of days elapsed, and on the basis of a year of 365/366 days. If the Payment Dates for two or more Transactions between the parties fall on the same day in the same currency, if each party is required to make a payment to the other on such Payment Date, such amounts with respect to each party shall be aggregated, and the party owing the greater aggregate amount shall pay to the other party the difference between the amounts owed.

3. EVENTS OF DEFAULT. An event of default ("Event of Default") shall mean with respect to a party (the "Defaulting Party") any of the following: (a) the failure by the Defaulting Party to make, when due, any payment required under this Confirmation if such failure is not remedied within three Business Days after notice of such failure is given to the Defaulting Party; (b) any representation or warranty made by the Defaulting Party in this Confirmation shall prove to have been false or misleading in any material respect; (c) the breach by the Defaulting Party of any other covenant or agreement set forth in this Confirmation (other than the obligation to make payment) and such failure is not cured within ten Business Days after it is given notice thereof; (d) the institution, with respect to the Defaulting Party, of a bankruptcy, reorganization, moratorium, liquidation or similar insolvency proceeding or other relief under any bankruptcy or insolvency law affecting creditors' rights or a petition is presented or instituted for its winding-up or liquidation (and, if such a proceeding is instituted against the party, it remains undismissed for 30 days); (e) the Defaulting Party consolidates or amalgamates with, or merges into or with, or transfers substantially all of its assets to another entity and (y) the resulting entity fails to assume all of the obligations of the Defaulting Party under this Confirmation or (z) the resulting entity's creditworthiness is materially weaker than that of the Defaulting Party; or (f) an event of default occurs (howsoever determined) under any other Transaction between the parties.

                                  Page 1 of 4
                                    Annex A

4. REMEDIES. If an Event of Default shall have occurred and shall be continuing the non-defaulting party may, in its sole discretion, by no more than 20 days notice to the Defaulting Party designate a day no earlier than the day such notice is effective as an early termination date ("Early Termination Date"). On the Early Termination Date, all obligations under all Transactions with respect to all Determination Periods which would have ended after the Early Termination Date shall be terminated, except as provided below. If an Early Termination Date has been designated, the non-defaulting party shall in good faith calculate its Gains or Losses and Costs resulting from the termination of the parties' obligations under all Transactions with respect to all Payment Dates which would have occurred after the Early Termination Date had the Early Termination Date not occurred. The non-defaulting party shall aggregate such Gains, Losses and Costs with respect to all Transactions into a single net amount and notify the Defaulting Party of the net amount owed or owing. If the non-defaulting party's aggregate Losses and Costs exceed its aggregate Gains, the Defaulting Party shall, within five Business Days of receipt of such notice, pay the net amount to the non-defaulting party, which amount shall bear interest at the Interest Rate from the Early Termination Date until paid. If the non-defaulting party's aggregate Gains exceed its Losses and Costs, if any, resulting from the Event of Default, subject to the provisions of Section 5 herein, the non-defaulting party shall pay the net amount to the Defaulting Party on the Payment Date for the first next succeeding Determination Period. As used herein with respect to each party: (a) "Costs" shall mean, with respect to such party, brokerage fees, commissions and other similar transaction costs and expenses reasonably incurred by such a party either in terminating any arrangement pursuant to which it has hedged its obligations or entering into new arrangements which replace a Transaction; (b) "Gains" shall mean, with respect to a party, an amount equal to the present value of the economic benefit, if any, (exclusive of costs) to it resulting from the termination of its obligations with respect to a Transaction, determined in a commercially reasonable manner; and (c) "Losses" shall mean an amount equal to the present value of the economic loss, if any, (exclusive of Costs) to it resulting from the termination of its obligations with respect to a Transaction, determined in a commercially reasonable manner. NO PARTY SHALL BE REQUIRED TO PAY SPECIAL, EXEMPLARY, PUNITIVE, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES (WHETHER OR NOT ARISING FROM A PARTY'S NEGLIGENCE) TO THE OTHER PARTY, EXCEPT TO THE EXTENT THAT THE PAYMENTS REQUIRED TO BE MADE PURSUANT TO THE CONFIRMATION ARE DEEMED TO BE SUCH DAMAGES. IF AND TO THE EXTENT ANY PAYMENT MADE PURSUANT TO THE CONFIRMATION IS DEEMED TO CONSTITUTE LIQUIDATED DAMAGES, THE PARTIES ACKNOWLEDGE AND AGREE THAT DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE AND THAT SUCH PAYMENT CONSTITUTES A REASONABLE APPROXIMATION OF THE AMOUNT OF SUCH DAMAGES, AND NOT A PENALTY.

5. SETOFF. In the event of an occurrence of an Early Termination Date, the non-defaulting party shall be entitled, at its option and in its discretion, to set-off against any amounts owed to the Defaulting Party by the non-defaulting party or any of its Affiliates under this Confirmation or otherwise any amounts payable by the Defaulting Party to the non-defaulting party or any of its Affiliates under this Confirmation or otherwise. This Section shall be without prejudice and in addition to any right of setoff, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise). Notwithstanding any provision to the contrary contained in this Confirmation, the non-defaulting party shall not be required to pay to the Defaulting Party any amount under this Confirmation until the non-defaulting party receives confirmation satisfactory to it in its reasonable discretion that all obligations of any kind whatsoever of the Defaulting Party to make any payments to the non-defaulting party or any of its Affiliates under this Confirmation or otherwise which are due and payable as of the Early Termination Date hereof have been fully and finally performed.

6. MISCELLANEOUS. This Confirmation shall (a) be governed by, interpreted and construed in accordance with the laws of the jurisdiction (excluding conflict of laws principles) specified in this Confirmation for the governing law, and if no such specification is made, the governing law shall be the laws of the State of Texas (excluding conflict of laws principles); (b) be binding upon and inure of the benefit of the parties and their respective successors and (effective upon scheduled delivery day) permitted assigns; however, except for any assignments by a party to an Affiliate of such party (y) who is in the same tax jurisdiction as such party and (z) whose creditworthiness is not materially weaker than that of such party, neither party shall have the power to assign or otherwise transfer all or any of its rights or obligations under this Confirmation without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed, and any purported assignment or transfer in violation of this provision shall be void and of no force and effect; and (c) contain the entire agreement between the parties and supersede all prior oral or written communications or agreements relating to the subject matter. All notices in connection with this Confirmation may be given during normal business hours by hand delivery (effective upon attempted delivery), overnight mail service (effective upon scheduled weekday delivery day) or telefacsimile (effective upon receipt of evidence, including telefacsimile evidence, that telefacsimile was received), as specified in this Confirmation or as may be subsequently designated by effective notice. This Confirmation may be executed in counterparts (including by telefacsimile), each of which when executed and delivered shall be deemed to be an original instrument and all of which when taken together shall constitute one and the same agreement. Any party in default hereunder shall reimburse the other party, on demand, for actual, reasonable out-of-pocket expenses (and any interest thereon at the Interest Rate), including, without limitation, reasonable legal fees and expenses incurred by the other party during the occurrence and continuation of such default in connection with the enforcement of, or the preservation of its rights in respect of this Transaction.

Any dispute relating to this Confirmation shall be resolved by binding arbitration conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") and governed by the Federal Arbitration Act ("FAA"). Each party shall select one arbitrator within 30 days of a notice for arbitration and the two arbitrators shall select a third neutral arbitrator with at least eight years professional experience in over-the-counter derivative transactions. Only damages allowed pursuant to this Confirmation may be awarded and the arbitrators shall have no authority to award treble, exemplary or punitive damages of any kind under any circumstances regardless of whether such damages may be available under the governing law for this Confirmation and/or the FAA or AAA. The arbitration shall be conducted in New York City, New York, if New York law governs this Confirmation, otherwise in Houston, Texas and such arbitration, and any related award shall be confidential.

The contents of this Confirmation and all other documents relating to this Confirmation or Annex B, if any, and any information made available by one party or its Credit Support Provider, if any, to the other party or its Credit Support Provider, if any, with respect to this Confirmation is confidential and shall not be disclosed to any third party (nor shall any public announcement be made by either party), except for such information (1) as may become generally available to the public, (2) as may be required or appropriate in response to any summons, subpoena, or otherwise in connection with any litigation or to comply with any applicable law, order, regulation, ruling or accounting disclosure rule or standard, (3) as may be obtained from a non-confidential source that disclosed such information in a manner that did not violate its obligations to the non-disclosing party or its Credit Support Provider, if any, in making such disclosure, or (4) as may be furnished to the disclosing party's Affiliates, and to each of such person's auditors, attorneys, advisors or

                                  Page 2 of 4
                                    Annex A
lenders which are required to keep the information that is disclosed in confidence.

If any term, provision, covenant, or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable portion eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of the parties to this Confirmation; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 3 or 4 (or any definition or provision in Section 8 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

7. MARKET DISRUPTION. If a Market Disruption Event has occurred and is continuing on any Trading Day, the Floating Price for such Trading Day shall be determined pursuant to the Floating Price Source specified in this Confirmation for the first Trading Day thereafter on which no Market Disruption Event exists; provided, however, if the Floating Price is not so determined within three Business Days after the first Trading Day on which the Market Disruption Event occurred or existed, then the Floating Price shall be determined by reference to the Alternative Floating Price Source specified in this Confirmation, if any, which is not subject to a Market Disruption Event. If no Alternative Floating Price Source is available or has been specified, and the Market Disruption Event continues for more than three Business Days, then the parties shall negotiate in good faith to agree on a Floating Price (or a method for determining a Floating Price), and if the parties have not so agreed on or before the twelfth Business Day following the first Trading Day on which the Market Disruption Event occurred or existed, then the Floating Price shall be determined in good faith by ENA, by taking the average of two or more dealer quotes.

8. GENERAL DEFINITIONS. Terms used, but not defined in this Annex, are used with the meanings provided in Annex B attached hereto, if any or in the Confirmation. As used in this Annex:

"Affiliate" shall mean in relation to any party, any entity controlled, directly or indirectly, by the party, any entity that controls, directly or indirectly, the party or any entity directly or indirectly under common control with the party. Control means ownership of a majority of the voting power of such entity or party.

"American" means a style of Option pursuant to which the right(s) granted are exercisable on any Business Day during an Exercise Period that consists of more than one day.

"Asian" means a style of Option pursuant to which the right(s) granted are exercisable only on the one day designated as the Exercise Period in the Confirmation, and the Floating Price for which is the unweighted arithmetic average (or such other specified method of averaging) of the Floating Prices for the Trading Days referenced in the Floating Price Source (unless otherwise specified in the Confirmation).

"Automatic Exercise" means, if specified to be applicable in the Confirmation, that if at the close of the Exercise Period the Option has not been exercised, it will be deemed exercised as of that time. If Automatic Exercise is specified to be applicable and the Exercise Period is specified to be inapplicable in the Confirmation, the Option (including Swaptions) shall be deemed exercised on the first day of the first Determination Period.

"Business Day" means a day on which commercial banks are open for business in New York, New York, Houston, Texas and in the cities where the parties' addresses are located as specified in the Confirmation.

"Call" means an Option entitling Buyer to receive after exercise the Cash Settlement Amount on the applicable Payment Date(s) if the Floating Price exceeds the Strike Price.

"Cap Amount" means an amount equal to the product of (a) the Notional Quantity per Determination Period multiplied by (b) the Cap Price, or as otherwise provided in the Confirmation.

"Cash Settlement Amount" means, in respect of an Option, an amount (if any) that is payable by Seller on the applicable Payment Date(s) and is determined as provided in the Confirmation governing such Option.

"Determination Period" means each period from and including the first date specified as being included in that Determination Period to and including the last date specified as being included in that Determination Period. If such period is a calendar month, the period commences on the first day of the month and it ends on the last day of the month.

"European" means a style of Option pursuant to which the right(s) granted are exercisable only on the one day designated as the Exercise Period in the Confirmation, if any.

"Fixed Amount" means an amount equal to the product of (a) the Notional Quantity per Determination Period multiplied by (b) the Fixed Price, or as otherwise provided in the Confirmation.

"Floating Amount" means an amount equal to the product of (a) the Notional Quantity per Determination Period multiplied by (b) the Floating Price, or as otherwise provided in the Confirmation.

"Floor Amount" means an amount equal to the product of (a) the Notional Quantity per Determination Period multiplied by (b) the Floor Price, or as otherwise provided in the Confirmation.

"Interest Rate" means (a) with respect to a non-defaulting party, a per annum rate of interest equal to the prime lending rate as may from time to time be published in The Wall Street Journal under "Money Rates" and (b) with respect to a Defaulting Party, a per annum rate of interest equal to two percent (2%) over such prime lending rate; provided, however, in either case the Interest Rate may never exceed the maximum lawful rate under applicable law.

"Market Disruption Event" means, with respect to a Floating Price Source, any of the following events (the existence of which shall be determined in good faith by ENA): (a) the failure of the Floating Price Source to announce or publish information necessary for determining the Floating Price; (b) the failure of trading to commence or the permanent discontinuation or material suspension of trading in the relevant futures contract, options contract or commodity on the exchange or market (e.g., NYMEX) acting as the Floating Price Source (the "Exchange"); (c) the temporary or permanent discontinuance or unavailability or any relevant Floating Price Source; (d) the temporary or permanent closing of any Exchange acting as the Floating Price Source; (e) the imposition of trading limits by the Exchange such that there are limits on the range within which the price of the relevant commodity may fluctuate in the prompt month and the closing or settlement price of such commodity on such day is at the upper or lower limit of that range; (f) a material change in the formula for or the method of determining the Floating Price; or (g) a material change in the content, composition or constitution of the relevant commodity.

"Notice of Exercise" means, in respect of an Option (or Swaption), irrevocable notice given by Buyer to Seller (which may be given orally,


                                  Page 3 of 4
                                    Annex A
including by telephone, unless otherwise specified in the Confirmation) of exercise of the right(s) granted pursuant to the Option during the hours specified in the Confirmation (if no hours are specified, then prior to noon Central time) on any Business Day during the Exercise Period.

"Option" means a Transaction that is a Call, Cap, Floor, Put, Swaption or is identified in the relevant Confirmation as an Option.

"Put" means an Option entitling Buyer to receive after exercise the Cash Settlement Amount on the applicable Payment Date(s) if the Strike Price exceeds the Floating Price.

"Swaption" means an Option to cause an Underlying Transaction to become effective.

"Trading Day" means (a) in respect of a Transaction for which a Floating Price is a price announced or published by an exchange, a day that is a trading day on that exchange or (b) in respect of a Transaction for which a Floating Price is not a price announced or published by an exchange, a day in respect of which the relevant price source published the relevant price.

"Transaction" means all swap, option or other financially-settled derivative transactions between the parties.

"Underlying Transaction" means in respect of a Swaption, a transaction, the terms of which are identified in the Confirmation, which Underlying Transaction will not become effective unless the right to cause that Underlying Transaction to become effective has been timely exercised or deemed exercised.

"Written Confirmation" means, if specified to be applicable in the Confirmation or if demanded by Seller (which demand may be given orally, including by telephone, or in writing) a written confirmation delivered promptly by Buyer, confirming the substance of the Notice of Exercise.


                                  Page 4 of 4
                                    Annex A